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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CIBER, Inc.
Information to be included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

        On October 1, 2004, CIBER, Inc. amended its credit facility with Wells Fargo Bank, N.A. to increase its revolving line of credit from $50 million to $75 million. The line of credit will automatically reduce to $60 million on March 31, 2005 and reduce again to $50 million on September 30, 2005.

        A copy of the amendment is attached as an Exhibit to this Form 8-K.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        In anticipation of CIBER's compulsory cash offer for the remaining 6,285,893 publicly held shares of Novasoft AG, on October 5, 2004, CIBER borrowed approximately $30 million under its revolving line of credit with Wells Fargo Bank, N.A. The funds were transferred to CIBER's wholly owned German subsidiary, CIBER Holding GmbH to be held in escrow by ABN Amro NV to satisfy the cash availability confirmation requirements of the compulsory share purchase offer.

Item 9.01 Exhibits.

99.1
Second Amendment to Amended and Restated Credit and Security Agreement dated as of October 1, 2004 between CIBER, Inc. and Wells Fargo Bank, N.A.

99.2
Press release dated October 7, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: October 7, 2004	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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  Item 1.01 Entry Into a Material Definitive Agreement
  Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01 Exhibits.
SIGNATURE